UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2019

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b).     Departure of Certain Officers

On January 16, 2019, John T. Sahlberg, SVP, HR and General Counsel of Boise Cascade Company (“Boise Cascade” or the “Company”), submitted his notice of retirement effective March 1, 2019. On January 16, 2019, Dan Hutchinson, EVP, Wood Products, submitted his notice of retirement effective April 1, 2019. Jill Twedt, who has served as VP, Legal & Secretary of the Company, will replace John Sahlberg as VP, General Counsel and Secretary. Erin Nuxoll, who has served as VP, Human Resources, was promoted to SVP, Human Resources. Mike Brown, who has served as SVP Operations, Wood Products, will replace Dan Hutchinson as EVP, Wood Products.

Item 5.02(c).     Appointment of Certain Officers

On January 22, 2019, the Company issued a press release announcing that on January 18, 2019, the Board of Boise Cascade appointed Nate Jorgensen, age 54, Chief Operating Officer. Mr. Jorgensen became Senior Vice President of Engineered Wood Products, Wood Products Manufacturing, in November 2017. His previous positions with the Company’s Wood Products Manufacturing business include: Vice President of Engineered Wood Products from February 2016 through February 2017; and Engineered Wood Products Marketing Manager from June 2015 through February 2016. Prior to his employment with Boise Cascade, Mr. Jorgensen was employed as Vice President of Weyerhaeuser Distribution from February 2011 through June 2015. There are no arrangements or understandings pursuant to which Mr. Jorgensen was selected, or family relationships or transactions with related parties that require disclosure.

In connection with his appointment as Chief Operating Officer, on January 18, 2019, the Compensation Committee of the Board approved Mr. Jorgensen’s annual base salary of $477,000. In addition, Mr. Jorgensen entered into a new severance agreement with the Company in the form of other severance agreements entered into with the Company’s executive officers, a copy of which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed August 30, 2016. The agreement provides for compensation and benefits allowances in the event employment is terminated other than for cause or by reason of voluntary termination. Mr. Jorgensen is entitled to receive two times the sum of his annual base salary plus his target annual incentive, and a lump sum equal to 18 times the monthly company-paid premium amount for all health and welfare benefits. The provision of the severance benefits provided for in the agreement is conditioned upon receipt from the Company of a release of claims and undertakings as to non-solicitation, non-disparagement, and non-competition.

A copy of the press release announcing the officer changes described above is furnished as Exhibit 99.1 to this Report on Form 8-K

Item 5.02(e).     Compensatory Arrangements

On January 18, 2019, Boise Cascade entered into a Leadership Recognition Agreement (“Leadership Agreement”) and a Restricted Stock Unit Agreement (“RSU Agreement”) with Wayne Rancourt, the Company’s EVP, Chief Financial Officer and Treasurer. The Leadership Agreement provides, subject to specified conditions, for a payment of $500,000 if Mr. Rancourt remains employed with the Company through December 31, 2020. The RSU Agreement provides, subject to specified conditions for vesting, an award of 20,000 restricted stock units if he remains employed with the Company through December 31, 2022.

The foregoing descriptions of the Leadership Agreement and the RSU Agreement do not purport to be complete and are qualified in their entirety by the provisions of the agreements, which will be filed by the Company as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 22, 2019, issued by the Company

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: January 22, 2019